Filed Pursuant to Rule 424(b)(3)

 Registration Statement No. 333-267550

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED SEPTEMBER 21, 2022

COSMOS HEALTH INC.

Up to $10,400,000 in Common Stock

This Prospectus Supplement (the “Supplement”) amends and supplements the information in the prospectus, dated September 21, 2022 (the “Prior Prospectus”), filed with the Securities and Exchange Commission as a part of our registration statement on Form S-3 (File No. 333-267550) (the “Registration Statement”), as previously supplemented by prospectus supplements dated December 15, 2022, February 29, 2024 and September 19, 2025, relating to the offer and sale of shares of our common stock, having an aggregate offering price of up to $50,000,000 pursuant to the terms of the Sales Agreement, dated September 15, 2022 (the “Sales Agreement”), with A.G.P./Alliance Global Partners, or A.G.P. This Supplement should be read in conjunction with the Prior Prospectus and all amendments and supplements thereto, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the Prior Prospectus. This Supplement is not complete without, and may only be delivered or utilized in connection with, the Prior Prospectus and any future amendments or supplements thereto.

We are filing this Supplement to amend the Prior Prospectus to update the maximum number of shares that we are eligible to sell under our Registration Statement pursuant to the Sales Agreement under General Instruction I.B.6 of Form S-3. As a result of these limitations and the current public float of our common stock, and in accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,400,000 from time to time through A.G.P. under the Sales Agreement. In the event that we may sell additional amounts under the Sales Agreement in accordance with General Instruction I.B.6, we will file another prospectus supplement or amendment prior to making such additional sales. This Supplement amends and/or supplements only those portions of the Prior Prospectus described in this Supplement, and all other sections of the Prior Prospectus remain as is.

 We are a “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “COSM.” The last sale price of our common stock, as reported on Nasdaq on December 18, 2025, was $0.507 per share.

As of October 21, 2025, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates, or public float, was determined to be $31,264,804 based on 37,368,221 shares of Common Stock outstanding, of which 29,776,004 are held by non-affiliates, and a price of $1.05 per share, the closing price of our common stock on October 21, 2025. In no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our shares of common stock held by non-affiliates, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the prior 12 calendar month period that ends on, and includes, December 18, 2025, we have sold $5,358,756 of our securities (with $ 5,041,244 of such securities remaining available for sales) pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is December 19, 2025.

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ADDITIONAL INFORMATION

You should rely only on this prospectus supplement, the prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement, the prospectus, and any free writing prospectus that we have authorized for use in connection with the offering described herein (the "Offering"). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the prospectus, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with the Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, shares of our Common Stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of the shares of our Common Stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares of our Common Stock and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus supplement, the prospectus, or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares of our  Common Stock offered by this prospectus supplement. If the description of the Offering varies between this prospectus supplement, the prospectus, and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated in this prospectus supplement or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Cosmos Health Inc.” refer to Cosmos Health Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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CAUTIONARY STATEMENT REGARD FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, the prospectus, and our Annual Report on Form 10-K for the year ended December 31, 2024 and as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement, the prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus supplement is part of the Registration Statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the Registration Statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 000-54436):

1.	Cosmos Health’s Annual Report on Form 10-K, filed with the SEC on April 15, 2025.

2.

Cosmos Health’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025; for the quarter ended June 30, 2025, filed with the SEC on August 18, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025.

3.

Cosmos Health’s Current Reports on Form 8-K, filed with the SEC on January 22, 2025, January 29, 2025, February 18, 2025, May 7, 2025, August 6, 2025, August 11, 2025, September 29, 2025, October 1, 2025, October 6, 2025, October 17, 2025, November 17, 2025, and December 18, 2025.

4.	Cosmos Health’s Schedule 14A Definitive Proxy Statement, filed with the SEC on August 22, 2025.

5.	Cosmos Health’s Registration Statement on Form S-3 (No. 333-267550) as last amended and filed with the SEC on December 1, 2022.

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We also incorporate by reference into this prospectus supplement additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the Offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Health Inc.

 5 Agiou Georgiou, Pilea

Thessaloniki, Greece 55438

 Attention: Corporate Secretary

Telephone: (312) 536-3102

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement. Before you decide to invest in our securities, you should read the entire prospectus supplement carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement.

In this prospectus supplement, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

Overview

Cosmos Health Inc., incorporated in 2009 in Chicago, Illinois and headquartered in Thessaloniki, Greece is a diversified, vertically integrated global healthcare group. The Company owns a portfolio or proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe® and C-Sept®. Through its subsidiary, Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency, it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union.  Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including braded generics and over-the-counter ("OTC") medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK.  Furthermore, the Company has established research & development ("R&D") partnerships targeting major health disorders such as obesity, diabetes and cancer, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc. based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK.

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The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, with an emphasis on acquisitions of established companies and our ability to maintain better pharmaceutical assets than others. This operating model and the execution of our corporate strategy are designed to enable the Company to achieve sustainable growth and create added value for our shareholders. In particular, we look to enhance our pharmaceutical and OTC product lines by acquiring or licensing rights to additional products and regularly evaluate selective company acquisition opportunities. The Company, through its subsidiaries, is operating within the pharmaceutical industry and in order to compete successfully in the healthcare industry, must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already in the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

We continue to rapidly expand our distribution network worldwide and open new markets for our proprietary line of branded pharmaceuticals, nutraceuticals, and nutraceuticals through our distribution channels and e-commerce marketplace. We use our extensive network with direct access to Europe’s primary sales channels for pharmaceuticals and nutraceuticals, which includes over 160 pharmaceutical wholesale distributors in Europe’s largest markets, over 40,000 pharmacies in Europe and 1,500 pharmacies in Greece. We achieve stable supply of pharmaceuticals from DocPharma, a related party, which enhances our ability to scale our expansion. Additionally, following the successful completion of the acquisition of Cana on June 30, 2023, the Company expects to also utilize Cana’s facilities for the production of both pharmaceutical and nutraceutical products. We receive full priority in the production of nutraceuticals and volumes. Our full production in Greece ensures a decisive production-cost advantage while we secure additional discounts by leveraging our purchasing scale.

Our focus on investing in technology enhances yield cost savings and economies of scale. The safety, distribution and warehousing efficiency and reliability is a result of 0% error selection rate and acceleration order fulfillment due to our robotic systems and integrated automations (“ROWA” robotics).

Revenue sources

The Company operates in the nutraceuticals industry, the distribution of pharmaceuticals and in healthcare distribution.

Pharmaceuticals

We are engaged in the promotion, distribution and sale of licensed branded generics and OTC products throughout Europe by our subsidiaries in Greece and UK. Our capital efficient business model is based on infrastructure, efficiency and scale. We believe that there is a significant growth on opportunities through product additions and geographic expansion.

Healthcare Distribution

We conduct direct distribution and sales of pharmaceuticals, medical devices, branded generics and OTC products. Our automated and GDP licensed distribution facilities ensure all medications reach their destination daily on an efficient and secure way. Our network exceeds over 1,500 pharmacies in Greece. We have created an upgraded and high-end distribution center in Greece due to our “ROWA” robotics.

Nutraceutical

We have created and developed our own proprietary branded nutraceutical products, named “Sky Premium Life®” which was launched in 2018 and “Mediterranation®” which was launched in 2022. Utilizing unique formulations, and specialized extraction processes which follow strict pharmaceutical standards, our proprietary lines of nutraceuticals aim for excellence. We have a full portfolio of fast-moving and specialty formulas with more than 80 product codes including vitamins, minerals and other herbal extracts. Our nutraceutical products are manufactured exclusively by Doc Pharma, a related party of the Company. Our nutraceutical products have penetrated several markets within 2022 and 2023 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a market with high grow opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

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Regulations and Licenses

Decahedron received its Wholesale Distribution Authorization for human use on February 5, 2021, from the UK Medicines and Healthcare Products Regulatory Agency (“MHRA”) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provisions of those Regulations and the Medicines Act 1971. This License will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

Cosmofarm received its Wholesale Distribution Authorization for human use on February 15, 2019, from the National Organization for Medicines. The license is valid for a period of five years and pursuant to the EU directive of (2013/C343/01). Also, Cosmofarm was granted with GDP certificate on November 11, 2019.

Our subsidiary, Cana SA, is a holder of Good Manufacturing Practices license (GMP), which means that it is certified for fulfilling the minimum standards that a medicines manufacturer must meet in the production processes.

Our subsidiaries are ISO 9001 certified for a management system for the trade and distribution of pharmaceuticals. As part of the certification process by the International Organization for Standardization, we need to be compliant with the General Data Protection Regulation (“GDPR”) adopted by the European Union in May 2018. GDPR applies to the processing of personal data of persons in the EU by a controller or processor.

General Risks

Supply chain disruption is a growing concern for the European pharmaceutical industry as it increasingly looks to cut costs by relying on ‘emerging markets’, where standards can be lower in terms of compliance, ethics and health and safety. Our business depends on the timely supply of materials, services and related products to meet the demands of our customers, which depends, in part, on the timely delivery of materials and services from suppliers and contract manufacturers. Significant or sudden increases in demand for our products, as well as worldwide demand for the raw materials and services we require to manufacture and sell our products, may result in a shortage of such materials or may cause shipment delays due to transportation interruptions or capacity constraints. Such shortages or delays could adversely impact our suppliers’ ability to meet our demand requirements. Difficulties in obtaining sufficient and timely supply of materials or services can have an adverse impact on our manufacturing operations and our ability to meet customer demand.

Hikes in the price of medicine and their impact on the sustainability of the healthcare systems are garnering more and more attention. European regulators are willing to play their part in safeguarding continued access to safe and effective medicines. Regulators can speed up the approval of branded pharmaceuticals and biosimilars to boost competition and drive down prices.

Cuts in healthcare spending keep occurring since the financial crises of the late of 2000s. Europe’s slow recovery has been uneven, with austerity and economic uncertainty, especially in the EU’s poorer member states, such as Greece.

Corporate Information

Our principal executive offices are located at 5 Agiou Georgiou, Pilea, Thessaloniki, Greece 55438, and our telephone number is (312) 536-3102. Our website address is www.cosmoshealthinc.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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THE OFFERING

Common stock offered:	20,512,821 shares are being registered for sale.

Common stock outstanding prior to offering(1):	As of December 18, 2025, we had 37,281,724 shares issued and outstanding.

Shares:	Pursuant to the Sales Agreement dated September 15, 2022, and this prospectus supplement, we are offering: 20,512,821 shares of Common Stock.

Manner of the Offering:	“At the market offering” that may be made from time to time on Nasdaq or other market for our common stock in the U.S. through our sales agent, A.G.P. See “Plan of Distribution”.

Capital stock:

We are a Nevada corporation, and our affairs are governed by our Amended and Restated Articles of Incorporation and the Nevada Revised Statutes. Our authorized share capital is 1,800,000,000 shares consisting of 1,500,000,000 shares of Common Stock, par value $0.001 per share, and 300,000,000 shares of Preferred Stock, par value $0.001 per share.

 For more information about our Common Stock, you should carefully read the section in the accompanying base prospectus entitled “Description of Securities.”

Use of proceeds:	We intend to use the net proceeds, if any, from this Offering for working capital and general corporate purposes. See “Use of Proceeds”.

Risk factors:

Investing in our common stock involves significant risks.  See “Risk Factors” beginning on page S-9 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “COSM.” We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

(1) Except as otherwise indicated herein, the information above and elsewhere in this prospectus regarding outstanding shares of Common Stock is based on 37,281,724 shares issued and outstanding as of December 18, 2025 and excludes:

•	885,333 shares of Common Stock issuable upon the exercise of Series B Warrants to purchase shares of Common Stock issued in October 2022 having an exercise price of $3.00 per share:

•	212,383 shares of Common Stock issuable upon exercise of Exchange Warrants to purchase shares of Common Stock issued in October 2022 having at an exercise price of $3.00 per share:

•

1,784,840 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock issued in December 2022 having an exercise price of $11.00 per share and 260,870 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock issued in December 2022 having an exercise price of $2.75 per share (as adjusted);

•	20,162 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock issued in July 2023 having an exercise price of $2.75 per share (as adjusted):.

•	1,333 warrants to purchase shares of Common Stock exercisable at prices ranging from $3.00 to $82.50 per share;

•

9,748,252 shares of Common Stock issuable upon exercise of Series A Warrants to purchase shares of Common Stock having an exercise price of $0.95 per share and 4,874,126 shares of Common Stock issuable upon exercise of Series B Warrants to purchase shares of Common Stock having an exercise price of $0.95 per share;

•

Up to 3,500,000 shares of Common Stock issuable under the 2024 Omnibus Incentive Plan, of which 3,500,000 shares are currently issuable upon exercise of outstanding options and restricted stock units; and

•

Up to 6,000,000 Shares of Common stock issuable under the 2025 Omnibus Equity Incentive Plan, of which 6,000,000 shares are currently issuable upon exercise of outstanding options and restricted stock units.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, or any applicable prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Associated with Our Business

Risks associated with our business include:

•

We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain. Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•	Taxation and transfer pricing could adversely affect our results of operations and financial condition.

•	Currency exchange rate fluctuations could adversely affect our results of operations and financial condition.

•	Cybersecurity risks and the failure to maintain the integrity of data could expose us to data loss, litigation and liabilities.

•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this Offering, you may incur dilution.

•

Risks associated with doing business internationally, as well as international economic conditions, various market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

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Risks Associated with Digital Asset Strategy

The Company recently adopted a digital assets treasury strategy, enabling the Company to allocate capital into digital assets as part of its broader treasury and corporate strategy. Pursuant to this strategy, the Company may acquire any digital assets, using excess cash, proceeds from future equity or debt financings, or other capital sources, subject to the Company’s investment policy. The timing and magnitude of any future digital asset purchases will depend on market conditions, capital market receptivity, business performance and other strategic considerations. Our business, financial condition, results of operations and future prospects may be materially adversely affected by the implementation of our digital assets treasury strategy, including as a result of the risk factors described below. The risks and uncertainties described below are not the only ones that we face or may face.

Our digital assets treasury strategy exposes us to various risks.

Our digital assets treasury strategy exposes us to various risks, including the following:

Digital assets are a highly volatile asset.

Digital assets area highly volatile asset. For example, ETH that has traded below $1,973and above $ $4,9530 in the past 52 weeks. The trading price of digital assets significantly decreased during prior periods, and such declines may occur again in the future.

Digital assets do not inherently pay interest or dividends.

Digital assets do not inherently pay interest or other returns, and we can only generate cash from our digital asset holdings if we sell our digital assets or implement strategies to create income streams or otherwise generate cash by using our digital assets holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our digital asset holdings, and any such strategies may subject us to additional risks.

Our digital assets holdings may significantly impact our financial results and the market price of our listed securities.

 Our digital assets holdings are expected to impact our financial results and the market price of our listed securities. Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our digital assets holdings.

Our assets will be concentrated in digital assets.

We expect that a large portion of our current assets will be concentrated in Ethereum (ETH). The concentration of our assets in ETH limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We will purchase digital assets using primarily proceeds from equity and debt financings.

Our ability to achieve the objectives of our digital asset\treasury strategy depends in significant part on our ability to obtain equity and debt financing. Our operational funding requirements take precedence over our digital asset investment strategy and any digital asset-related activity is conditioned on the availability of funds.  If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our digital asset treasury strategy.

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Our digital assets treasury strategy has not been tested over an extended period of time or under different market conditions.

We are continually examining the risks and rewards of our strategy to acquire and hold digital assets. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe digital assets, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of digital assets declined in recent periods during which the inflation rate increased. If digital assets prices were to decline or our digital assets treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including, in particular, risks relating to our custodians.

Although we expect to implement various measures that are designed to mitigate our counterparty risks, such as storing substantially all of the digital assets we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodian-held digital assets is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodian-held digital assets were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets, or delaying or hindering our access to our digital assets holdings, and this may ultimately result in the loss of the value related to some or all of such digital assets, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of digital assets.

A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry in recent years have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our digital assets, nor have such events adversely impacted our access to our digital assets, they have, in the short-term, likely negatively impacted the adoption rate and use of digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of digital assets, limit the availability to us of financing collateralized by digital assets, or create or expose additional counterparty risks.

Changes in the accounting treatment of our digital assets holdings could have significant accounting impacts, including increasing the volatility of our results.

In December 2023, FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. ASU 2023-08 requires certain crypto assets to be measured at fair value separately on the balance sheet with gains and losses from changes in the fair value reported as unrealized gains or losses in the consolidated statement of income (loss) and comprehensive income (loss) each reporting period. ASU 2023-08 also enhances the other intangible asset disclosure requirements by requiring the name, cost basis, fair value, and number of units for each significant crypto asset holding.

The Company's digital assets are initially recorded at cost and are subsequently measured at fair value as of each reporting period. The Company determines the fair value of its digital assets in accordance with ASC 820, Fair Value Measurement, based on quoted prices in its principal market for Ethereum (Level 1). Changes in fair value are recognized as incurred in the Company's consolidated statement of income (loss) and comprehensive income (loss), as “Gain (loss) on digital assets,” within non-operating (income) and expenses, net. Due to the significant volatility in digital assets prices, the application of the revaluation model could have a material impact on our financial results, increase the volatility of our comprehensive income and profit or loss, and affect the carrying value of our digital assets on our balance sheet. These accounting impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

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Digital assets are a highly volatile asset, and fluctuations in the price of digital assets have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.

ETH and other digital assets are a highly volatile type of asset, and fluctuations in the price of digital assets are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of digital assets decreased substantially (as it has in the past, including during 2022 and 2025), including as a result of:

•	decreased user and investor confidence in digital assets, including due to the various factors described herein;

•

investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of digital assets by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, such as the (a) transfers of digital assets to creditors of the hacked cryptocurrency exchange Mt. Gox which began in July 2024, (b) transfers of digital assets to claimants following proceedings related to a 2016 hack of Bitfinex, which claims are currently being adjudicated, (c) sales of digital assets by the German government following the seizure of about 50,000 digital assets in January 2024 from the operator of Movie2k.to, or (d) potential sales of 69,370 digital assets seized from the Silk Road marketplace by the U.S. Department of Justice; and (iii) actual or perceived manipulation of the spot or derivative markets for digital assets or spot digital assets exchange-traded products (the “ETP”);

•

negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, digital assets or the broader digital assets industry, for example, (i) public perception that digital assets can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the digital assets ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of digital assets and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the digital assets mining process;

•	changes in consumer preferences and the perceived value or prospects of digital assets;

•

competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

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a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for digital assets purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of digital assets or adversely affect investor confidence in digital assets generally;

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•

the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of digital assets from digital assets wallets attributed to Mr. Nakamoto;

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developments relating to the digital assets protocol, including (i) changes to the digital assets protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the digital assets blockchain, changes to the maximum number of digital assets outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the digital assets protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the digital assets protocol that introduce software bugs, security risks or other elements that adversely affect digital assets;

•

disruptions, failures, unavailability, or interruptions in services of trading venues for digital assets, such as, for example, the announcement by FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which was subsequently dismissed on May 29, 2025, which initially sought to freeze all of its assets during the pendency of the enforcement action and resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

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the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and blockfi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

•

regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of digital assets, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

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further reductions in mining rewards of digital assets, including due to block reward halving events, which are events that occur after a specific period of time (the most recent of which occurred in April 2024) that reduce the block reward earned by “miners” who validate digital assets transactions, or increases in the costs associated with digital assets mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of digital assets mining, which could further increase the costs associated with digital assets mining, any of which may cause a decline in support for the digital assets network;

•	transaction congestion and fees associated with processing transactions on the digital assets network;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

•

developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the digital assets blockchain becoming insecure or ineffective; and

•

changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

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Our operating results will be dependent on the price of ETH and other digital assets. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of digital assets transactions, the price of digital assets, or market liquidity for digital assets generally may adversely affect our operating results. As part of our digital asset treasury strategy, we will have significant investments in ETH. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of digital assets and financial contracts linked to digital assets. The price of digital assets and associated demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain digital assets, including ETH, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the digital asset industry such as Celsius, Voyager and FTX impacted digital assets prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based digital assets etfs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 drove up the crypto market capitalization again in 2024, but the crypto market generally declined in the first quarter of 2025. The price of ETH has declined from a high of $ $4,955.30 in August 2025 to $2,922.27in November 2025. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

•	market conditions across the cryptoeconomy;

•	changes in liquidity, volume, and trading activities;

•	trading activities on digital asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

•

the speed and rate at which digital assets are able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased user and investor confidence ETH and other digital asset trading platforms;

•	negative publicity and events relating to the cryptoeconomy;

•	unpredictable social media coverage or “trending” of digital assets;

•	the ability for digital assets to meet user and investor demands;

•	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

•	consumer preferences and perceived value of ETH in particular and digital asset markets in general;

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•	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

•	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;

•	the characterization of digital assets under the laws of various jurisdictions around the world;

•	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;

•	the ability for digital assets networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

•	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset trading platforms;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity of digital asset trading platforms;

•	interruptions in service from or failures of major digital asset trading platforms;

•	availability of an active derivatives market for various digital assets;

•	availability of banking and payment services to support cryptocurrency-related projects;

•	level of interest rates and inflation;

•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•	national and international economic and political conditions.

There is no assurance that any digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of digital assets or the demand for trading digital assets decline, our business, operating results, and financial condition could be adversely affected.

Our operating results are dependent on the prices of digital assets and volume of digital asset transactions, which have historically been volatile and are subject to social media and publicity risks.

Activities in ETH and other digital assets also receive a high degree of public scrutiny, both from traditional media sources and through social media and other forums. Unfavorable publicity regarding digital assets has adversely affected the price of digital assets, as has unfavorable publicity involving other digital assets or digital asset-focused firms. Digital assets have in the past, and may in the future, be the target of media criticism, including regarding the market value, utility and environmental effects of digital assets. Such unfavorable media coverage could continue to materially impact decisions to buy, hold, or trade digital assets and, as a result, impact the price of digital assets.

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In addition, social media posts and other statements and actions by prominent individuals, such as Elon Musk and Michael Saylor, have resulted in outsized movements in the market price of Ethereum and other cryptocurrencies. It is possible that future statements by Mr. Musk, Mr. Saylor and other individuals concerning cryptocurrencies will have disproportionate impacts on the market price of ETH and other digital assets.

Ethereum and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

As noted above, ETH and other digital assets represent a relatively new form of assets that is still being digested by society. Its underlying value is driven by its utility as a store of value, means of exchange, and unit of account, and notably, the demand for ETH within various use cases of the ETH network. Just as oil is priced by the supply and demand of global markets, as a function of its utility to, for instance, power machines and create plastics, so too is ETH priced by the supply and demand of global markets for its own utility within Ethereum’s use cases. There is a risk if we are working through a staking pool to valuate ETH investors. We rely upon a pool operator to run the validator. There is a counterparty risk that the party with which we trust our assets may not uphold their side of the deal and fees or penalties may be assessed to the pool. These fees are typically assessed if the pool operator has downtime or dishonest actions. Finally, blockchains are new technologies and there is always an outside risk of a catastrophic chain failure that could put locked or staked funds at risk. The speculative and volatile nature of ETH and blockchain may materially and adversely affect the value of the Company’s securities.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of digital assets or the ability of individuals or institutions such as us to own or transfer digital assets. For example, within the past several years:

•

President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. The working group released its report, "Recommendations to Strengthen American Leadership in Digital Financial Technology," on July 30, 2025;

•

In January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

•

In June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•

In November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•	The European Union adopted Markets in Crypto Assets Regulation (“mica”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like digital assets;
•	In June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”; and
•

In November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and

•

The Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States.

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While the complaint against Coinbase, Inc. was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance Holdings Ltd. was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of digital assets and our ability to own or transfer digital assets.

It is not possible to predict whether or when new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether or when any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets  generally and ETH specifically. The consequences of any new law or regulation relating to digital asset activities could adversely affect the market price of digital assets, as well as our ability to hold or transact in digital assets, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a digital assets treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of digital assets in particular, may also impact the price of digital assets and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of digital assets may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to digital assets, institutional demand for digital assets as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for digital assets as a store of value or means of payment, and the availability and popularity of alternatives to digital assets. Even if growth in digital assets adoption occurs in the near or medium-term, there is no assurance that digital assets usage will continue to grow over the long-term.

Because digital assets have no physical existence beyond the record of transactions on the blockchain, a variety of technical factors related to the blockchain could also impact the price of ETH and other cryptocurrencies. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of digital assets transactions, hard “forks” in the blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the digital assets blockchain and negatively affect the price of digital assets. The liquidity of digital assets may also be reduced and damage to the public perception of digital assets may occur, if financial institutions were to deny or limit banking services to businesses that hold digital assets, provide digital assets-related services or accept digital assets as payment, which could also decrease the price of digital assets. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for digital assets-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of digital assets may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for digital assets.

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The availability of spot ETPs for ETH and other digital assets may adversely affect the market price of our listed securities.

Although digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to digital assets through traditional investment channels, and instead generally were only able to hold digital assets through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold digital assets directly, as well as the potential reluctance of financial planners and advisers to recommend direct digital assets holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to digital assets through investment vehicles that hold digital assets and issue shares representing fractional undivided interests in their underlying digital assets holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

On January 10, 2024, the SEC approved the listing and trading of spot digital assets exchange-traded products (the “ETP”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our shares as providing exposure to digital assets, it is possible that the value of our shares may be influenced by the trading activity and performance of these spot digital assets ETPs. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of digital assets as well as a decline in the value of our shares relative to the value of our digital assets.

Although we are an operating pharmaceutical company, and we believe we offer a differentiated value proposition that combines our core pharmaceutical operations with digital assets treasury exposure, investors may nevertheless view our securities primarily as a digital asset investment vehicle. They may choose to invest in alternative digital assets products for various reasons, including: (i) preference for "pure play" digital assets exposure without operational business risks; (ii) different tax treatment or regulatory structure; (iii) enhanced liquidity or trading characteristics; (iv) lower fees or expense ratios; or (v) different levels of transparency regarding digital assets holdings and net asset value calculations.

Unlike dedicated digital assets investment vehicles, we: (i) do not seek to track the value of digital assets or provide daily transparency regarding our digital assets holdings; (ii) are subject to the operational risks and capital allocation decisions of a diversified pharmaceutical business; (iii) may use digital assets holdings for strategic purposes beyond pure investment returns; (iv) are subject to different regulatory requirements as a pharmaceutical company rather than an investment vehicle; and (v) may face conflicts between optimizing digital assets returns and pursuing our core business objectives. If our combined business model is viewed favorably relative to pure digital assets exposure, our securities may trade at a premium. These valuation dynamics may increase the volatility of our share price and could result in our securities underperforming both our underlying digital assets holdings and our operational business performance.

Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our securities. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to digital assets, such as digital assets futures exchange-traded funds (the “ETF”), leveraged digital assets futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our shares relative to the value of our digital assets holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for ETH and other digital assets could have a material adverse effect on the market price of our listed securities.

Our digital assets treasury strategy subjects us to enhanced regulatory oversight.

As noted above, several spot digital assets RTPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot digital assets ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal agencies due to our digital asset holdings.

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In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our digital assets through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our digital assets from bad actors that have used digital assets to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in digital assets by us may be restricted or prohibited.

A portion of our digital asset holdings may serve as collateral securing our future indebtedness, and we may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our digital assets holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our digital assets holdings. These types of digital assets-related transactions are the subject of enhanced regulatory oversight. These and any other digital assets-related transactions we may enter into, beyond simply acquiring and holding digital assets, may subject us to additional regulatory compliance requirements and scrutiny, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. The FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in digital assets.

In addition, private actors that are wary of digital assets or the regulatory concerns associated with digital assets have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers

From buying our shares if it were to determine that the value of our shares is closely tied to the performance of digital assets, signaling a reluctance to facilitate exposure to virtual currencies.

Due to the unregulated nature and lack of transparency surrounding the operations of many digital assets trading venues, digital assets trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital assets trading venues and adversely affect the value of our digital assets.

Digital assets trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital assets trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital assets trading venues, including prominent exchanges that handle a significant volume of digital assets trading and/or are subject to regulatory oversight, in the event one or more digital assets trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of digital assets trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023, complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through “wash trades”, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the digital assets market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital assets market than is commonly understood. Any actual or perceived wash trading in the digital assets market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our digital assets.

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Negative perception, a lack of stability in the broader digital assets markets and the closure, temporary shutdown or operational disruption of digital assets trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital assets ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital assets ecosystem and greater volatility in the price of digital assets.

The concentration of our digital asset holdings could enhance the risks inherent in our digital asset treasury strategy.

The concentration of our digital assets holdings in ETH limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our digital asset treasury strategy. Any future significant declines in the price of digital assets would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of digital assets and adversely affect our business.

As a result of our digital assets treasury strategy, our assets are concentrated in our Ethereum (ETH) holdings. Accordingly, the emergence or growth of digital assets other than ETH may have a material adverse effect on our financial condition. As of the date of this prospectus, ETH is the second largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions of other alternative digital assets are perceived as superior to the ETH model, those digital assets could gain market share relative to digital assets.

Other alternative digital assets that compete with ETH in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to ETH and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of March 31, 2025, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (CBDC) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, ETH and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of digital assets to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

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Our digital assets holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital assets market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. For example, a number of ETH trading venues, such as Binance and Celsius Network, temporarily halted deposits and withdrawals in 2022. As a result, our digital assets holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, digital assets we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital assets holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions, including capital raising transactions using digital assets as collateral, or otherwise generate funds using our digital assets holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our digital assets, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our digital assets and our financial condition and results of operations could be materially adversely affected.

Substantially all of the digital assets we own will be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our digital assets. ETH  and other blockchain-based cryptocurrencies and the entities that provide services to participants in the digital assets ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

a partial or total loss of our digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our digital assets;

harm to our reputation and brand;

improper disclosure of data and violations of applicable data privacy and other laws; or

significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader digital assets blockchain ecosystem or in the use of the digital assets network to conduct financial transactions, which could negatively impact us.

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Attacks upon systems across a variety of industries, including industries related to digital assets, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with geopolitical conflicts, such as the ongoing Russia-Ukraine conflict, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital assets industry, including third-party services on which we rely, could materially and adversely affect our business.

We face risks relating to the custody of our digital assets, including the loss or destruction of private keys required to access our digital assets and cyberattacks or other data loss relating to our digital assets.

We will hold our digital assets with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our digital assets among our custodians, and our digital assets holdings may be concentrated with a single custodian from time to time. In light of the significant amount of digital assets we will hold, we will continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our digital assets as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our digital assets, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable or take other measures to custody our digital assets, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Any insurance that may cover losses of our digital assets holdings will cover only a small fraction of the value of the entirety of our digital assets holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our digital assets. Moreover, our use of custodians exposes us to the risk that the digital assets our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such digital assets. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our digital assets.

ETH and other digital assets are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the digital assets is held. While the digital assets blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing ETH held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the digital assets held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. ETH and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

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Regulatory change reclassifying that digital assets is offered and sold as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of digital assets and the market price of our listed securities.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940 (the “Investment Company Act”), a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

A significant portion of our assets are concentrated in our digital assets holdings. While senior SEC officials have stated their view that ETH is not offered and sold as a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our digital assets treasury strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if digital assets are determined to be offered and sold as a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of digital assets and in turn adversely affect the market price of our listed securities.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, etfs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our digital assets treasury strategy, our use of leverage, the manner in which our digital assets is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our Board of Directors will have broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our digital assets holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding digital assets.

Our digital assets treasury strategy exposes us to risk of non-performance by counterparties.

Our digital assets treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of digital assets, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our digital assets is custodian performance obligations under custody arrangement we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our digital assets, nor have such events adversely impacted our access to our digital assets, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

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While all of our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held digital assets will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our digital assets holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our digital assets, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our use of leverage to acquire digital assets could increase the risk of our digital asset treasury strategy.

We may in the future utilize leverage to acquire digital assets, which magnifies the potential for loss with our digital asset treasury strategy. As we may use leverage to partially finance our acquisition of digital assets, you will experience increased risks of investing in our securities. If the value of our digital assets increase, then leveraging would cause the value attributable to our shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our digital assets decreases, leveraging would cause the value of our digital assets to decline more sharply than it otherwise would have had we not leveraged our business. Such a decline could negatively affect our ability to service, repurchase, repay or collateralize our debt. The effects of leverage could cause any decrease in asset value for any losses to be greater than any increase in asset value for any corresponding gains. If we incur additional leverage, you will experience increased risks of investing in our shares.

Risks Associated with the Ethereum Network.

ETH is dependent on Ethereum network developers.

While many contributors to the Ethereum network’s open-source software are employed by companies in the industry, most of them are not directly compensated for helping to maintain the protocol. As a result, there are no contracts or guarantees that they will continue to contribute to the Ethereum network’s software (https://github.com/ether and https://github.com/orgs/ether/people).

Issues related to cryptography underlying the Ethereum Network may affect the network.

Although the Ethereum network is one of the world’s most established digital asset networks, the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying ETH could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the ETH held by the Company. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ETH. Even if digital assets other than ETH were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the business of the Company.

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Disputes on the development of the Ethereum Network may lead to delays in the development of the network.

There can be disputes between contributors on the best paths forward in building and maintaining the Ethereum network’s software. Furthermore, the stakers supporting the network and other developers and users of the network can disagree with the contributors as well, creating greater debate. Therefore, the Ethereum community often iterates slowly upon contentious protocol issues, which many perceive as prudently conservative, while others worry that it inhibits innovation. It will be important for the community to continue to develop at a pace that meets the demand for transacting in ETH, otherwise users may become frustrated and lose faith in the network. As a decentralized network, strong consensus and unity is particularly important to respond to potential growth and scalability challenges.

The Ethereum Blockchain may temporarily or permanently fork and/or split.

The Ethereum network’s software and protocol are open source. When a modification is released by the developers and a substantial majority of participants consent to the modification, the change is implemented and the Ethereum network continues uninterrupted. However, if a change were activated with less than a substantial majority consenting to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” (i.e., a split) of the Ethereum network (and the blockchain). One blockchain would be maintained by the pre-modification software and the other by the post-modification software. The effect is that both blockchain algorithms would be running parallel to one another, but each would be building an independent blockchain with independent native assets.

A hard fork could present problems such as two copies of a token for the same non-fungible tokens (NFTs).  It could also present a problem for a customer having to choose to provide services with respect to digital assets resulting from a fork. In addition, digital asset loan agreements often dictate when and how each of the lender or the borrower of a digital asset pledging a certain digital asset gets the benefit of forked coins in the event of a hard fork. Similarly, derivative counterparties using ISDA-based contractual documentation may be subject to hard fork-related termination events.

Although forks are likely to be addressed by a community-led effort to merge the two groups, such a fork could still adversely affect ETH’s viability.

If a person gains a 33% or more share of the Ethereum Validators the network may become unreliable.

According to Ethereum.org, the likelihood of successful attacks on the Ethereum network increases as the proportion of staked ETH controlled by the attacker increases. If an attacker controls 33% or more of the total stake, they can prevent the chain from finalizing by having 33% or more of the staked ETH maliciously attesting or failing to attest. If an attacker controls about 50% of the total stake, they could theoretically split the chain into two equally sized forks and then simply use their entire 50.1% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality. If an attacker controls 66% or more of the total stake, they simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

The ETH Network is fully dependent on the Internet, and as such, vulnerable to disruption.

Users and developers access Ethereum via the Internet. Thus, the Ethereum network is dependent upon the continued functioning of the Internet. Any disruption in the World Wide Web may result in a temporary or even permanent loss of access to our digital asset holdings.

Attacks on the Ethereum Network may affect the holders of ETH.

The ETH network is periodically subject to distributed denial of service attacks to clog the list of transactions being tabulated by miners, which can slow the confirmation of authentic transactions. Another avenue of attack would be if a large number of miners were taken offline then it could take some time before the difficulty of the mining process algorithmically adjusts, which would stall block creation time and therefore transaction confirmation time. Thus far these scenarios have not plagued the network for long or in a systemic manner. This risk is expected to be substantially mitigated on Ethereum 2.0, as the pos method of validating transactions was expected to improve the speed and efficiency of the network.

Risks Related to Staking.

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Risks Related to Staking.

Staking activities involve significant risks, including the risks of borrower default, operational failures and the potential loss of ETH, which could materially and adversely affect our financial performance and the value of our digital assets.

As noted above, staking ETH exposes us to a variety of operational, economic, technological, and regulatory risks. Although staking can generate rewards, the process involves locking or delegating our digital assets to a validator, thereby restricting our immediate liquidity and ability to freely these assets Any operational disruptions, cybersecurity breaches, or software errors affecting our staking providers, validators, or the underlying blockchain network, including failures of the protocol to effect on-chain staking distributions, may result in partial or total loss of our staked digital assets

Unlike traditional financial instruments, staking and on-chain reward distributions are often final and irreversible once executed, increasing the risk associated with potential human errors, operational failures, or malicious activities. Additionally, the underlying validator operations and staking infrastructure may be subject to technical vulnerabilities or exploits. A failure, security breach, or operational deficiency in validator performance or infrastructure could significantly reduce or eliminate staking rewards or result in economic penalties that adversely affect our financial condition

As noted above, we depend on third-party providers, such as our custodian, and affiliated or independent validators to facilitate and manage our staking activities. If our custodian or validator experiences financial distress, insolvency, cybersecurity incidents, or other operational failures, we may experience significant delays or difficulty recovering staked assets, lose expected staking rewards, or incur permanent loss of the underlying staked assets.

Staking activities may also subject us to regulatory uncertainty and evolving interpretations of securities, commodities, and financial services laws. Regulators may impose licensing, registration, reporting, or other compliance requirements on our staking activities, leading to increased legal and operational burdens, costs, or interruptions. Furthermore, we may be required to alter, limit, or cease staking activities altogether in response to future regulatory or enforcement developments.

With respect to staking activities, the custodian’s or an affiliate’s liability for direct damages, including slashing penalties or missed staking rewards, is also limited.

The occurrence of any of these risks could materially impair our crypto asset holdings, adversely affect the financial performance of our business, and significantly diminish the value of our digital assets holdings. Our ability to recover losses may be further limited by contractual liability caps, exclusive remedies, and arbitration provisions in our agreements with key providers.

Our reliance on the custodian and its third-party validator for staking activities creates concentration and related risks.

As noted above, we rely on the custodian to facilitate our staking activities with respect to our digital asset holdings. Through its staking services, the custodian holds and facilitates the staking of our digital assets through third-party validators. Neither the custodian nor any validator guarantees staking rewards, uninterrupted service, or protection against all operational or security risks. Our staked assets could be subject to loss, reduction, or impaired liquidity due to validator performance issues, slashing-like economic penalties (in the form of reduced or eliminated rewards), cybersecurity breaches, network disruptions, regulatory actions, or technical failures affecting the custodian’s staking infrastructure or the blockchain itself.

In addition, our reliance on a limited number of third-party providers, creates a concentration of operational risk. The failure, underperformance, insolvency, or malfeasance of any key provider could materially and adversely affect our assets and staking operations. This could result in our assets remaining unstaked, thereby causing us to forego anticipated staking rewards, or forcing us to hurriedly redelegate our assets, potentially leading to suboptimal returns or additional costs.

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Furthermore, any material changes in the terms or fee structures imposed by our staking providers, including increased commission rates, more restrictive withdrawal conditions, or diminished service quality, may significantly reduce our net rewards, making our staking activities financially less attractive. Limited diversification among staking counterparties exacerbates our exposure to the operational, financial, and cybersecurity risks specific to these providers, analogous to counterparty risk in traditional financial services. Consequently, operational failures, security incidents, regulatory issues, or adverse business developments affecting our primary staking counterparties could significantly harm our business, financial condition, and the value of our crypto asset holdings.

Our digital asset staking relies on the custodian and our validators, who may utilize Subnet Automated Market Maker (“AMM”) pools, exposing us to additional liquidity, market, and operational risks beyond our direct control.

We stake our digital assets through arrangements facilitated and managed by the custodian and its selected validators ( the “Validators”). We do not currently engage in subnet staking or participate in AMM pools, but may do so in the future. Should we do so in the future, the economic viability of subnet AMM pools remains largely unproven, and these pools are subject to experimental and rapidly evolving technological and regulatory environments. Any adverse event affecting these AMM pools, including but not limited to unfavorable market conditions, liquidity shortages, smart contract vulnerabilities, cybersecurity breaches, or operational failures, could result in significant financial losses, impairment of the liquidity or value of our staked assets, or even total loss of our crypto assets.

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Risks relating to this Offering

 There exists substantial doubt as to the Company’s ability to continue as a going concern

The Company’s revenues are not able to sustain its operations, and concerns exist regarding the Company’s ability to meet its obligations as they become due. The Company is subject to a number of risks similar to those of other smaller commercial companies, including dependence on key individuals and products, the difficulties inherent in the development of a commercial market, the need to obtain additional capital, competition from larger companies, as well as other pharmaceutical and health care companies.

If capital is not available to us, we may then need to scale back or freeze our growth plans, sell assets under unfavorable terms and/or reduce expenses in order to manage our liquidity and capital resources. We may not be able to refinance or otherwise extend or repay our current obligations, which could impact our ability to continue to operate as a going concern.

The Company has no control over the use of proceeds.

The net proceeds from the sale of the shares of our Common Stock offered by the Selling Stockholders will be received by those Stockholders. We will not receive any of the proceeds from the sale of our shares in this Offering, and accordingly, the Selling Stockholders, and not the Company, will have sole discretion over the use of the proceeds. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of Common Stock in this Offering. We may sell shares of Common Stock or other securities in any other offering at a price per share of Common Stock that is less than the price per share of Common Stock paid by investors in this Offering, and investors purchasing shares of Common Stock or other securities in the future could have rights superior to the existing Stockholders. The price per share of Common Stock at which we sell additional shares of Common Stock or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share of common stock paid by investors in this Offering.

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing Stockholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

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Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

The shares of our Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

RECENT DEVELOPMENTS

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 6, 2025, the Company entered into a securities purchase agreement, dated as of August 5, 2025 (the “Securities Purchase Agreement”), by and between the Company and ATW Digital Asset Opportunities VII LLC ( “ATW”), pursuant to which the Company agreed to issue and sell to ATW, 9% original issue discount senior secured convertible promissory notes from time to time up to a maximum aggregate principal amount of up to $300 million.

Among other things, the Securities Purchase Agreement provides that the Company will use the net proceeds from the issuance and sale of any notes to ATW as follows: (A) seventy two and one half percent (72.5%) of net proceeds must be used to acquire Note Purchased Crypto (as defined in the Notes) as a treasury asset for the Company’s balance sheet, and (B) any remaining proceeds must be used for general corporate purposes and working capital, subject to the limitations set forth in the notes. While the Company may use a portion of the net proceeds from any closings under the Securities Purchase Agreement towards its working capital needs, there is no guarantee that the net proceeds will be sufficient to satisfy the Company’s ongoing capital needs for the next twelve months. See also “Risk Factors – Risks Associated with Our Business” on page S-9 for more information.

On August 7, 2025, the Company issued and sold an initial note to ATW in the aggregate principal amount of $8.0 million (the “August 2025 Note”). The Company used approximately $2.0 million of the net proceeds from the August 2025 issuance of senior secured convertible notes issuance and sale to acquire digital currency (Ethereum) in order to implement the Company’s digital assets treasury strategy and used approximately $1.8 million of the net proceeds for working capital and general corporate purposes. The remaining net proceeds are held in the Company’s custodial account and are intended to be used for the purchase of ETH cryptocurrency in the near term. This move underscores the Company’s conviction that the future of all financial markets will increasingly rely on digital “rails” for capital flows.

Subject to the terms and conditions in the Securities Purchase Agreement, the Company may issue and sell to ATW a second note in the aggregate principal amount of up to $2.0 million (the “Second Note”).

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The Company’s digital assets holdings are part of the Company’s digital assets treasury strategy and are intended for long-term holding, rather than for immediate sale. The Company has established a custodial account with BitCo Prime LLC for its digital currency assets. The Board of Directors has engaged a third-party consultant to advise the Board of Directors on all related matters, including sales and portfolio composition.  The Audit Committee will review the Company’s digital assets holdings on a quarterly basis.

However, the Company’s digital asset strategy will be pursued only after the Company’s operational and working capital requirements have been fully satisfied. Such activity will be discretionary, opportunistic, and primarily financed through debt, with the potential to also utilize any amounts available in excess of working capital from future equity or debt offerings. No portion of proceeds required to meet the Company’s stated six- or twelve-month capital needs will be allocated to digital asset purchases.

The Company’s digital assets holdings are part of the Company’s digital assets treasury strategy and are intended for long-term holding, rather than for immediate sale. The Company has established a custodial account with BitCo Prime LLC for its digital currency assets. The Board of Directors has engaged a third-party consultant who will advise the Board of Directors on all related matters, including sales and portfolio composition.  The Audit Committee will review the Company’s digital assets holdings on a quarterly basis.

The Company intends to “stake” a portion of its digital assets to a validator. Blockchain networks use a consensus mechanism where participants "stake" (lock up) the network’s native crypto assets to become eligible to validate transactions and create new blocks, with validator nodes selected based on factors like the amount staked and network rules. Placing value at risk helps buttress cryptographic techniques to ensure validators will not forge or tamper with the transactions they are meant to validate. exchange for providing validation services and securing the network, validators earn rewards in the form of additional crypto assets, creating an economic incentive for network participation and security.

USE OF PROCEEDS

We currently intend to use the net proceeds from this Offering, if any, for working capital and general corporate purposes, which may include capital expenditures and funding potential acquisitions.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this Offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this Offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this Offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On December 18, 2025, the last reported sale price of our common stock was $0.507.

As of December 18, 2025, we had 37,281,724 shares of Common Stock outstanding. We had approximately 670 registered holders of record of our Common Stock. A substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

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DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

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DESCRIPTION OF SHARES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock.

We have 1,800,000,000 shares of capital stock, par value $0.001 per share, authorized of which 1,500,000,000 are shares of Common Stock and 300,000,000 are shares of “blank check” Preferred Stock.

As of December 18, 2025, we had 37,281,724 shares of our Common Stock issued and outstanding, held by 670 stockholders of record. The number of record holders does not include beneficial owners of Common Stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Listing

The Company’s Common Stock is listed on the Nasdaq Capital Market under the symbol “COSM.”

Transfer Agent

Our transfer agent for our Common Stock is Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $50,000,000 to or through A.G.P., acting as our sales agent. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock or to or through a market maker.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the Offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

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Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this Offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including, but not limited to, the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $100,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this Offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Common Stock under the sales agreement.

In connection with the sale of the Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

The Offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. On the other hand, A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days prior notice to us.

 A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

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SHARES ELIGIBLE FOR FUTURE SALE

As of December 18, 2025, we had 37,281,724 shares of Common Stock outstanding. Of this amount, 9,088,860 shares of Common Stock held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus supplement, all of such shares are currently eligible for sale, subject to the limitations of Rule 144.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this Offering, without regard to volume limitations or the availability of public information about us, if:

•	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and

•	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 372,817 shares of Common Stock as of the date of this prospectus supplement; or

•	the average weekly trading volume in our shares of common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

SEC POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the Offering.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2024 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION.  THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE, IS NOT PERMITTED.  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY SALE OF THESE SHARES.

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$10,400,000

COMMON STOCK

COSMOS HEALTH INC.

PROSPECTUS SUPPLEMENT

A.G.P.

DECEMBER 19, 2025

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